LETTER FROM AUDITORS

GELFOND HOCHSTADT
PANGBURN & CO.
A Professional Corporation
Certified Public Accountants and Business Consultants
Suite 2500
1600 Broadway
Denver, CO 80202-4925
(303) 831-5000 / Fax: (303) 831-5032
A member of Horwath International

INDEPENDENT AUDITORS' REPORT

Board of Directors
Amalgamated Explorations, Inc.

We have audited the accompanying consolidated balance sheets of Amalgamated Explorations, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amalgamated Explorations, Inc. and subsidiaries as of September 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, at September 30, 1999, the Company had a working capital deficiency of $840,436 and an equity deficit of $514,965. Additionally, the Company incurred a net loss of $408,394 for the year ended September 30, 1999 and a net loss of $863,829 for the year ended September 30, 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GELFOND HOCHSTADT PANGBURN, P.C.
Denver, CO
January 14, 2000


               AMALGAMATED EXPLORATIONS, INC. AND SUBSIDIARIES

               FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                 CONTENTS

                                                            Page

Independent auditors' report                                F-1
Consolidated financial statements:
  Balance sheets                                            F-2
  Statements of operations                                  F-3
  Statements of shareholders' equity (deficit)              F-4
  Statements of cash flows                                  F-5
  Notes to consolidated financial statements          F-6 - F-17